Exhibit 99.1

Alberto-Culver Board Withdraws Recommendation of Transaction with Regis Corporation

MELROSE PARK, Ill., April 5 /PRNewswire-FirstCall/ — Alberto-Culver Company (NYSE: ACV) announced today that its Board of Directors has unanimously concluded that it can no longer recommend the previously announced transaction to merge its Sally Beauty and BSG operations with Regis Corporation. Alberto-Culver’s Board of Directors reached its decision after considering among other matters Regis’ two consecutive earnings short-fall announcements since the execution of the Merger Agreement, significant revisions to Regis’ financial forecasts, uncertainty about Regis’ fiscal 2007 outlook, and certain differences over operating and governance approaches. The withdrawal of the recommendation follows Alberto-Culver’s unsuccessful efforts to negotiate some upward adjustment to the previously announced share exchange ratio in light of the substantial reduction in transaction value to Alberto-Culver’s shareholders since Regis’ March 21 earnings shortfall announcement and the failure of attempts to clarify related operating and board governance matters.

Under the terms of the Merger Agreement, Regis Corporation must determine within five business days to terminate the agreement or conclude that it wishes to ask the shareholders of the Alberto-Culver Company to vote on the transaction. Under the terms of the related Support Agreement executed by certain Company shareholders, those shareholders are now released from any obligation to vote in favor of the transaction.

Alberto-Culver Company will be announcing its 2006 fiscal second quarter and half year results on Thursday, April 27, at which time it expects to again report record quarterly and six month sales and earnings results.

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemme and Nexxus in the United States and internationally. Several of its household/grocery products including Mrs. Dash and Static Guard are niche category leaders in the U.S. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands such as Matrix, Redken, Paul Mitchell, Wella, L’Oreal, Graham Webb and Sebastian exclusively to salon owners, salon professionals and franchisees.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; competition within the relevant product markets; risks inherent in acquisitions, divestitures and strategic alliances; loss of one or more key employees; loss of distributorship rights; sales by unauthorized distributors in Alberto-

Culver Company’s exclusive markets; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-K of Alberto-Culver filed with the SEC and available at the SEC’s Internet site ( http://www.sec.gov ).

SOURCE:

Alberto-Culver Company

CONTACT:

Wesley Davidson, +1-708-450-3145

or Doug Craney, +1-708-450-3117

both of Alberto-Culver Company

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